Exhibit 10.31

Certain identified information has been omitted from this exhibit because it is not material and of the type that the registrant treats as private or confidential.

[***] indicates that information has been omitted.

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT, effective as of December 10, 2020 (the “Assignment”), is made by and between BEEOLOGICS, INC., having its principal business offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (“Assignor”), and GREENLIGHT BIOSCIENCES, INC., having its principal business offices at 200 Boston Ave. Suite 1000, Medford, MA 02155 (“Assignee”).

WHEREAS, Assignor entered into a License and Sponsored Research Agreement dated April 2010 (the “Bee Health License”) with Yissum Research Development Company of the Hebrew University of Jerusalem LTD. (“Yissum”);

WHEREAS, Assignor and Assignee are parties to an Assignment and License Agreement dated as of December 10, 2020 (the “Agreement”), pursuant to which, among other things, Assignor has agreed to assign and deliver to Assignee, and Assignee has agreed to accept, all of Assignor’s right, title, interest, and obligations in and to the Bee Health License; and

WHEREAS, Yissum has consented to the assignment of the Bee Health License to Assignee, such consent attached as Exhibit A.

NOW THEREFORE, for good and valuable consideration acknowledged by Assignor to have been received in full from Assignee and pursuant to the terms of the Agreement, Assignor and Assignee hereby agrees as follows:

1. Assignor hereby conveys, transfers, assigns, and delivers unto Assignee, absolutely and forever, all of Assignor’s right, title, interest, obligations, responsibilities, and duties in and to the Bee Health License.

2. Assignee hereby accepts the assignment of all of Assignor’s obligations, responsibilities, and duties under the Bee Health License and all of Assignor’s right, title, and interest in and to the Bee Health License. All terms and conditions of the Bee Health License shall remain in full force and effect.

3. Notwithstanding any other provisions of this Assignment to the contrary, nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of the rights and remedies, or any of the obligations and indemnifications of Assignor or Assignee set forth in the Agreement. This Agreement is intended only to effect the transfer of certain property transferred pursuant to the Agreement and shall be governed entirely in accordance with the terms and conditions of the Agreement.

4. This Assignment shall be binding on, and shall inure to the benefit of, Assignor, Assignee, and their respective successors and/or assigns, and all others acting by, through, with, or under their direction, and all those in privity therewith.

IN WITNESS WHEREOF, Assignee has caused this Assignment to be executed by its duly authorized representatives effective this 17 day of December, 2020.

BEEOLOGICS, INC.

By:	/s/ Deryck Jeremy Williams
Name:	Deryck Jeremy Williams
Title:	Director of Beelogics, Inc.

[Signature Page to Assignment]

IN WITNESS WHEREOF, Assignee has caused this Assignment to be executed by its duly authorized representatives effective this      day of         , 2020.

GREENLIGHT BIOSCIENCES, INC.

By:	/s/Andrey Zarur
Name:	Andrey Zarur
Title:	President & CEO

[Signature Page to Assignment]

Exhibit 10.31

EXHIBIT A

Sent Via Fax: fax no. [***]

Yissum Research and Development Company of the Hebrew

University of Jerusalem (hereinafter “Yissum”)

Hi-Tech Park, Edmond J Safra Campus Givat-Ram, Jerusalem

Jerusalem 91390

Israel

SUBJECT: NOTICE OF ASSIGNMENT

Dear Yissum:

We refer to the License and Sponsored Research Agreement (as extended, renewed, amended or restated from time to time, the “Agreement”), dated March 15, 2013 between Beeologics, Inc. (a wholly owned subsidiary of Monsanto Company (hereinafter “Monsanto”), which is a wholly owned subsidiary of Bayer AG) and Yissum. Pursuant to Section 17.2 of the Agreement, we hereby give you notice of that Monsanto desires to assign the Agreement and all rights and interests thereto to GreenLight Bioscience, Inc. (hereinafter “GreenLight”). GreenLight agrees to assume such rights and obligations, such assignment and assumption to be effective on December 7, 2020. We therefore request Yissum’s express written consent of such assignment, which, pursuant to Section 17.2, such consent shall not be unreasonably denied, conditioned or delayed.

In order to ensure that the Agreement can be continued without interruption, we would like to ask you to duly sign below and return this letter to Bayer Crop Science LLP, 800 North Lindbergh Boulevard, St. Louis, MO, USA, Attn: Amanda Carmany-Rampey, Associate General Counsel Intellectual Property & Licensing with a copy emailed to [***] at your earliest convenience. Your signature will serve as your consent to the assignment and assumption of the Agreement, acknowledgement that this letter constitutes sufficient notice of the assignment and assumption of the Agreement and irrevocable waiver of any termination rights you may have according to the Agreement as a result of the assignment and assumption.

Sincerely,

Amanda Carmany-Rampey

Assistant General Counsel

Intellectual Property & Licensing

Bayer Crop Science

Agreed to and accepted this day of , 2020.

Yissum Research and Development Company of the Hebrew University of Jerusalem

By:

Title: